EXHIBIT 10.1

                                 AMENDMENT NO. 1

     THIS AMENDMENT NO. 1, dated as of February 2, 2005 (this "Amendment"), of that certain Credit Agreement referenced below is by and among PREMIERE GLOBAL SERVICES, INC., a Georgia corporation formerly known as PTEK Holdings, Inc. (the "Borrower"), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $120 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 30, 2004 (as amended and modified, the "Credit Agreement"), among the Borrower, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement, including an increase in the Aggregate Revolving Commitments and extension of the Revolving Termination Date; and

     WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

     1.1 Defined Terms.

         (a) The following defined terms are added to Section 1.01 or, if already defined therein, amended and restated in their entirety to read as follows:

               "Amendment No. 1 Effectiveness Date" means February 2, 2005.

               "Applicable Percentage" means the following percentages per annum, based on the Consolidated Total Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:


--------------- --------------------------------------------- -------------------------------------- -----------------
                                                              Revolving Loans and Letters of Credit
                                                              --------------------------------------

                                                                Eurocurrency Rate
                                Consolidated                   Loans and Letters of     Base Rate
 Pricing Level              Total Leverage Ratio                      Credit              Loans        Commitment Fee
--------------- --------------------------------------------- ----------------------- -------------- -----------------
      1                     Less than 1.0 to 1.0                      1.250%              0.000%            0.225%
--------------- --------------------------------------------- ----------------------- -------------- -----------------
      2           Less than 1.5 to 1.0 but greater than or            1.500%              0.000%            0.225%
                            equal to 1.0 to 1.0
--------------- --------------------------------------------- ----------------------- -------------- -----------------
      3           Less than 2.0 to 1.0 but greater than or            1.750%              0.250%            0.350%
                            equal to 1.5 to 1.0
--------------- --------------------------------------------- ----------------------- -------------- -----------------
      4             Greater than or equal to 2.0 to 1.0               2.000%              0.500%            0.425%
--------------- --------------------------------------------- ----------------------- -------------- -----------------

               Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective not later than the date five Business Days immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five Business Days immediately following delivery thereof. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

               "Consolidated Senior Funded Debt" means the sum of Consolidated Total Funded Debt minus Consolidated Subordinated Debt.

               "Consolidated Senior Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated Senior Funded Debt on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

               "Consolidated Subordinated Debt" means Subordinated Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Funded Debt" means Funded Debt, including Subordinated Debt, of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated Total Funded Debt on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

               "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three, six, nine or twelve months thereafter, as selected by the Borrower (in the case of Interest Periods of nine and twelve months duration, subject to availability) in its Loan Notice; provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date.

               "Pro Forma Basis" means, with respect to any transaction, for purposes of determining the applicable pricing level under the definition of "Applicable Percentage", compliance with the Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio in Section 8.12(c) or the Consolidated Total Leverage Ratio as it pertains to limitations on certain Restricted

Payments contained in Section 8.06(e)(i), that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a "Pro Forma Basis" hereunder, (a) in the case of any Disposition, income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date thereof and (b) in the case of any Acquisition, merger or consolidation, income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof and are supported by audited financial information (subject to such adjustments made available to the Administrative Agent and Required Lenders, if any) and other information reasonably acceptable to the Administrative Agent.

               "Qualified Debt Transaction" means the issuance of Subordinated Debt by the Borrower after the Amendment No. 1 Effectiveness Date generating gross cash proceeds in excess of $100 million.

               "Required Lenders" means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Commitments or, if the Commitments shall have expired or been terminated, Lenders holding in the aggregate more than fifty percent (50%) of the Loan Obligations (including, in each case, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the commitments of, and the portion of the Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

               "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender's Revolving Committed Amount and the denominator of which is Aggregate Revolving Committed Amount. The initial Revolving Commitment Percentages are set forth on Schedule 2.01.

               "Revolving Termination Date" means February 2, 2009.

         (b) The defined term "Domestic Guarantor" in Section 1.01 is deleted in its entirety.

         (c) The defined term "Permitted Acquisition" in Section 1.01 is amended by replacing each reference to "Consolidated Leverage Ratio" contained therein with "Consolidated Total Leverage Ratio".

         (d)   Clause (iv) of the defined term "Revaluation Date" in Section
1.01 is amended and restated in its entirety to read as follows:

               (iv) in the case of the Existing Letters of Credit, the Amendment No. 1 Effectiveness Date,

     1.2 Increase in Aggregate Revolving Committed Amount. Section 2.01(a)(i) is amended and restated in its entirety to read as follows:

         (i) with regard to the Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount"),

     1.3 Loan Notices.

         (a) Section 2.02(a) is amended by replacing each reference to "11:00 a.m." contained therein with "12:00 noon".

         (b) Section 2.02(b) is amended by replacing the reference to "1:00 p.m." contained therein with "2:00 p.m.".

     1.4 Electronic Delivery. The first sentence of the first paragraph immediately following Section 7.02(e) is amended by replacing the reference to "Section 7.02(d)"contained therein with "Section 7.02(c)".

     1.5 Limitation on Dividends and Stock Redemptions. Section 8.06(e)(i) is amended and restated in its entirety to read as follows:

         (i) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its Capital Stock or warrants, rights or options to acquire any such shares for cash solely; provided that all such dividends or acquisition of shares for cash in any period of four consecutive fiscal quarters (including the fiscal quarter in which any such dividend or acquisition may be made) shall not exceed (A) an amount equal to twenty-five percent (25%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is greater than or equal to 1.0 to 1.0, or (B) an amount equal to fifty percent (50%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is less than 1.0 to 1.0; and provided further that the Borrower may make additional dividends or acquisitions of shares for cash in connection with the issuance of Subordinated Debt otherwise permitted hereunder, in an amount up to thirty-five percent (35%) of the Net Cash Proceeds received therefrom, so long as the maturity of the subject Subordinated Debt is at least 180 days beyond the Revolving Termination Date then applicable hereunder and the dividend is made or the shares are acquired substantially concurrently with the issuance of the subject Subordinated Debt;

     1.6 Exchanges of Capital Stock In Lieu of Cash. Section 8.06(f) is amended and restated in its entirety to read as follows:

         (f) the Borrower may make exchanges of its Capital Stock for its Capital Stock or may withhold and accept surrender or delivery of its Capital Stock to satisfy the exercise price or tax withholding obligations in lieu of cash for any award permitted under any Borrower stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in effect from time to time.

     1.7 Financial Covenants. Section 8.12 is amended and restated in its entirety to read as follows:

         8.12  Financial Covenants.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of each fiscal quarter to be less than the sum of (i) $205 million, plus
(ii) as of the end of each fiscal quarter after the Amendment No. 1 Effectiveness Date, an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (but not less than zero and with no deduction for net losses), such increases to be cumulative, plus (iii) an amount equal to 75% of the Net Cash Proceeds received from Equity Transactions occurring after the Amendment No. 1 Effectiveness Date.

         (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.5 to 1.0.

         (c) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower to be (i) prior to a Qualifying Debt Transaction, greater than 2.0 to 1.0. and (ii) from the date of a Qualifying Debt Transaction, if any, and thereafter, greater than
2.5 to 1.0.

         (d) Consolidated EBITDA. Permit the ratio of Consolidated EBITDA, after deducting that portion of Consolidated EBITDA attributable to Subsidiaries based or primarily operating outside of the United States, to Consolidated EBITDA as of the end of any fiscal quarter of the Borrower for the period of four fiscal quarters then ending, to be less than .55 to 1.0.

         (e) Consolidated Senior Leverage Ratio. At any time after the Qualifying Debt Transaction, if any, permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 1.5 to 1.0.

     1.8 Amendment and Restatement of Schedule 2.01. Schedule 2.01 to the Credit Agreement is amended and restated in its entirety to read as set forth on
Schedule 2.01 attached hereto.

     2. Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

         (a) Executed Amendment. Counterparts of this Amendment duly executed by the Credit Parties and the Lenders.

         (b) Secretary's Certificate. A duly executed certificate of a Responsible Officer of each Credit Party, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the Amendment No. 1 Effectiveness Date:

               (i) Charter Documents. Copies of its articles or certificate of organization or formation, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation;

               (ii) Bylaws. Copies of its bylaws, operating agreement or partnership agreement;

               (iii) Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated therein, and authorizing the execution and delivery thereof;

               (iv) Incumbency. Incumbency certificates identifying the Responsible Officers of such Credit Party that are authorized to execute this Amendment and related documents and to act on such Credit Party's behalf in connection with this Amendment and the Credit Documents; and

               (v) Good Standing Certificates. A certificate of good standing or the equivalent from its jurisdiction of organization or formation certified as of a recent date by the appropriate Governmental Authority.

         (c) Legal Opinions. Opinions of legal counsel to the Credit Parties (but not including foreign counsel legal opinions, which will not be required in connection with this Amendment) in form and substance acceptable to the Administrative Agent.

         (d) Fees. The upfront fees and all other fees due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

     For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effectiveness Date specifying its objection thereto.

     3. Effectiveness of Amendment. On and after the Amendment No. 1 Effectiveness Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     4. Representations and Warranties; Defaults. The Credit Parties affirm the following:

         (a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

         (b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

         (c) before and after giving effect to this Amendment, no Default or Event of Default shall exist.

     5. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor's obligations under the Credit Documents.

     6. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered.

     9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                       PREMIERE GLOBAL SERVICES, INC.,
--------                         a Georgia corporation formerly known as PTEK
                                 Holdings, Inc.


                                By: /s/ L. Scott Askins
                                    --------------------------------------------
                                Name:   L. Scott Askins
                                Title:  SVP-Legal


GUARANTORS:                     AMERICAN TELECONFERENCING SERVICES, LTD.,
----------                       a Missouri corporation
                                PREMIERE CONFERENCING NETWORKS, INC.,
                                 a Georgia corporation
                                PTEK SERVICES, INC.,
                                 a Delaware corporation
                                XPEDITE NETWORK SERVICES, INC.,
                                 a Georgia corporation
                                XPEDITE SYSTEMS, INC.,
                                 a Delaware corporation
                                XPEDITE SYSTEMS WORLDWIDE, INC.,
                                 a Delaware corporation


                                By: /s/ L. Scott Askins
                                    --------------------------------------------
                                Name:   L. Scott Askins
                                Title:  SVP-Legal

ADMINISTRATIVE AGENT:           BANK OF AMERICA, N.A.,
--------------------             as Administrative Agent and Collateral Agent


                                By: /s/ Kristine Thennes
                                    --------------------------------------------
                                Name:   Kristine Thennes
                                Title:  Vice President

LENDERS:                        BANK OF AMERICA, N.A.,
-------                          as L/C Issuer, Swingline Lender and as a Lender


                                By: /s/ Nancy S. Goldman
                                    --------------------------------------------
                                Name:   Nancy S. Goldman
                                Title:  Senior Vice President

                                LASALLE BANK NATIONAL ASSOCIATION


                                By: /s/ James J. Hesse
                                    --------------------------------------------
                                Name:   James J. Hess
                                Title:  First Vice President

                                HSBC BANK USA, NATIONAL ASSOCIATION


                                By: /s/ Barbara Baltar
                                    --------------------------------------------
                                Name:   Barbara Baltar
                                Title:  First Vice President

                                WACHOVIA BANK, NATIONAL ASSOCIATION


                                By: /s/ Steven L. Hipsman
                                    --------------------------------------------
                                Name:   Steven L. Hipsman
                                Title:  Director

                                REGIONSBANK


                                By: /s/ W. Brad Davis
                                    --------------------------------------------
                                Name:   W. Brad Davis
                                Title:  VP

                                CAROLINA FIRST BANK

                                By: /s/ Charles D. Chamberlain
                                    --------------------------------------------
                                Name:   Charles D. Chamberlain
                                Title:  Executive Vice President


                                  Schedule 2.01
                                  -------------

-------------------------------------------- --------------------------- ---------------------------
                                                     Revolving                    Revolving
                  Lender                          Committed Amount          Commitment Percentage
-------------------------------------------- --------------------------- ---------------------------

Bank of America, N.A.                              $50,000,000.00               27.7777777778%

LaSalle Bank National Association                  $50,000,000.00               27.7777777778%

HSBC Bank USA, National Association                $25,000,000.00               13.8888888889%

Wachovia Bank, National Association                $25,000,000.00               13.8888888889%

RegionsBank                                        $15,000,000.00                8.3333333333%

Carolina First Bank                                $15,000,000.00                8.3333333333%

-------------------------------------------- --------------------------- ---------------------------
                                     Total:       $180,000,000.00              100.0000000000%
-------------------------------------------- --------------------------- ---------------------------
